CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


POTASH CORPORATION OF SASKACHEWAN INC.

We consent to the incorporation by reference in this Registration Statement of Potash Corporation of Saskatchewan Inc. ("PCS") on Form S-8 for the registration of 100,000 of its Common Shares, of our report dated February 8, 2001, incorporated by reference in the Annual Report on Form 10-K of PCS for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP




Chartered Accountants

Saskatoon, Saskatchewan, Canada

December 21, 2001